                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  KADANT INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
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Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] KADANT
AN ACCENT ON INNOVATION

One Acton Place, Suite 202
Acton, MA 01720

                                                                 April 16, 2002

Dear Stockholder:

   I am pleased to invite you to attend the 2002 annual meeting of stockholders of Kadant Inc. The meeting will be held on Thursday, May 16, 2002, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road in Burlington, Massachusetts. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

   This mailing also includes our 2001 annual report, which contains information about our businesses and our 2001 financial statements, a proxy card for you to record your vote and a return, postage-paid envelope for your proxy card.

   Your vote is very important. Whether or not you plan to attend the meeting in person, I hope you will vote as soon as possible. Please register your vote by completing and signing the enclosed proxy card and returning it to our transfer agent, American Stock Transfer & Trust Company, in the addressed, postage-paid envelope we have provided.

   Thank you for your support and continued interest in Kadant.

                                          Sincerely,
                                          /s/ William A. Rainville
                                          WILLIAM A. RAINVILLE
                                          Chairman and Chief Executive Officer

[LOGO] KADANT
AN ACCENT ON INNOVATION

One Acton Place, Suite 202
Acton, MA 01720

                                                                 April 16, 2002

To Stockholders of
KADANT INC.

                           NOTICE OF ANNUAL MEETING

   The 2002 annual meeting of stockholders of Kadant Inc. will be held on Thursday, May 16, 2002, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road, Burlington, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

    1. Election of one director, comprising the class of directors to be elected for a three-year term expiring in the year 2005.

    2. A proposal recommended by our board of directors to amend our equity incentive plan to increase the annual limit on the potential size of individual awards to 500,000 shares.

    3. Such other business as may properly be brought before the meeting and any adjournment of the meeting.

   The record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting is April 9, 2002.

   Our by-laws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please promptly sign and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

   This notice, the proxy and proxy statement are sent to you by order of the board of directors.

                                          SANDRA L. LAMBERT
                                          Vice President, General Counsel and
                                            Secretary

                                PROXY STATEMENT

   The enclosed proxy is solicited by the board of directors of Kadant Inc. for use at our 2002 annual meeting of stockholders to be held on Thursday, May 16, 2002, at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and any adjournment of the meeting. The mailing address of our executive office is One Acton Place, Suite 202, Acton, Massachusetts 01720. This proxy statement and the enclosed proxy were first furnished to our stockholders on or about April 19, 2002.

                               VOTING PROCEDURES

   The board of directors intends to present to the meeting the election of one director for the class of directors whose three-year term will expire in 2005, and a proposal to amend our equity incentive plan to increase the annual limit on the potential size of individual awards to 500,000 shares.

   The holders of a majority of the shares of our common stock, $.01 par value, that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Shares present in person or represented by proxy (including shares that abstain or do not vote on one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

   The election of directors is determined by a plurality of the votes cast by the stockholders entitled to vote on the election of directors. Approval of the plan amendment is decided by a majority of the votes cast by the stockholders present and voting on the matter. Each share of common stock you hold is entitled to one vote for or against a proposal. Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominee and the plan amendment, and as the individuals named as proxy holders on the proxy deem advisable on all other matters that may properly come before the meeting. An instruction to abstain from voting on the plan amendment or other proposal will have no effect upon the outcome of the vote.

   If you hold your shares through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. If a broker or other representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. A broker non-vote on the plan amendment will be treated the same as an instruction to abstain for purposes of determining whether a quorum exists and determining the outcome of the vote.

   Once you have returned your proxy, you may revoke it at any time before the shares are voted at the meeting by written notice to our secretary received before the meeting, by executing and returning a subsequently dated proxy or by voting by ballot at the meeting. Attendance at the meeting without voting will not revoke a previously submitted proxy.

   Our outstanding capital stock entitled to vote at the meeting (which excludes shares held in our treasury) as of April 9, 2002, consisted of 12,247,519 shares of our common stock. Only stockholders of record at the close of business on April 9, 2002, will be entitled to vote at the meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   Our board of directors is divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. One director, who is currently a member of our board of directors, is being nominated for re-election at this meeting. Directors serve until the expiration of their terms, until their successors have been elected and qualified or until their earlier resignation, death or removal.

   Mr. Donald E. Noble, a director since 1992, is retiring from the board of directors at this meeting. We wish to express our gratitude and appreciation for Mr. Noble's leadership and dedication as a member of our board of directors.

   Information regarding the business experience of each of our directors is provided below. Information on the stock ownership of our directors is provided in this proxy statement under the heading "Stock Ownership".

     Nominee for Director for the Three-Year Term That Will Expire in 2005

--------------------------------------------------------------------------------

John M. Albertine   Dr. Albertine, 58, has been a member of our board of
                    directors since June 2001. Dr. Albertine has been the chief executive officer of Albertine Enterprises, Inc., a consulting and merchant-banking firm, since 1990. He has also been a managing partner in High Street Capital
                    Management, LLC, a private equity fund, since March 2001, and is the founder and, since January 2000, has been the chief executive officer of Jam Shoe Concepts, an operator of a chain of retail shoe stores. Dr. Albertine served as president of the American Business Conference, founded by Arthur Levitt, Jr., from 1981 to 1986, executive director of the Congressional Joint Economic Committee under
                    Chairman Senator Lloyd Bentsen from 1979 to 1980, and the head of a presidential committee on aviation safety under President Ronald Reagan from 1987 to 1988. Dr. Albertine is also a director of Intermagnetics General Corp. and Semco
                    Energy, Inc.

--------------------------------------------------------------------------------

   Our directors listed below are not up for election this year and continue in office for the remainder of their terms or earlier in accordance with our by-laws.

                   Directors Whose Terms Will Expire in 2003

--------------------------------------------------------------------------------

John K. Allen       Dr. Allen, 50, joined our board of directors in April 2002.
                    Dr. Allen has been chairman, president and chief executive officer of Lawrence R. McCoy & Co., Inc., a privately held wholesale distributor of fencing, flooring, specialty building material and industrial wood components, since
                    2001. From 1999 to 2001, Dr. Allen was a principal of Allen
                    Associates, a national management consulting practice assisting companies in strategic planning and executive development. From 1994 to 1998, he was an executive with WPI Group, Inc., a manufacturer of power conversion products, hand-held terminals and computers, and related software products, as its vice president, planning and development from 1994 to 1995, and as group vice president of its power solutions group from 1995 to 1998.

--------------------------------------------------------------------------------

Francis L. McKone   Mr. McKone, 67, has been a member of our board of directors since March 1998. Mr. McKone was chairman of the board of Albany International Corp. from 1998 until his retirement in June 2001 and was its chief executive officer from 1993 until October 2000, its co-chief executive officer from 1984 to 1993 and its president from 1984 to 1998. Albany
                    International Corp. is a worldwide supplier of paper-machine fabrics. Mr. McKone is currently a director of Albany International Corp.

--------------------------------------------------------------------------------

                    Director Whose Term Will Expire in 2004

--------------------------------------------------------------------------------

William A.
  Rainville         Mr. Rainville, 60, has been our president and chief
                    executive officer since our incorporation in 1991, a member of our board of directors since 1992 and our chairman since
                    August 2001. Mr. Rainville was chief operating officer, recycling and resource recovery, of Thermo Electron
                    Corporation from 1998 until our spinoff in August 2001. He was also a senior vice president of Thermo Electron from 1993 to 1998. He joined Thermo Electron in 1972 and became a vice president in 1986. Prior to joining Thermo Electron, he held positions at Drott Manufacturing, Paper Industry
                    Engineering and Sterling Pulp and Paper.

--------------------------------------------------------------------------------

Committees of the Board of Directors and Meetings

   Our board of directors has established an audit committee and a human resources committee, each consisting of our independent directors. We do not have a nominating committee.

   The audit committee reviews the scope of the audit with our independent public accountants and meets with them for the purpose of reviewing the results of the audit following its completion. In addition, the chairman of the audit committee meets quarterly with our management and independent public accountants to review our quarterly results. Each member of the audit committee meets the independence guidelines set forth in the listing requirements of The American Stock Exchange, on which our common stock is listed. The current members of the audit committee are Mr. McKone (chairman), Dr. Albertine and Mr. Noble. Dr. Allen will become a member of the audit committee upon Mr. Noble's retirement from the board of directors.

   The human resources committee reviews the performance of senior members of management, approves executive compensation and administers our stock option and other stock-based compensation plans. The current members of the human resources committee are Dr. Albertine (chairman) and Mr. McKone.

   In 2001, the board of directors met nine times, the audit committee met three times and the human resources committee met once. Each director attended at least 75% of all meetings of the board of directors and committees on which he served that were held during 2001.

Compensation of Directors

   Our independent directors may elect to be paid for their services in either cash or restricted stock. Directors are also reimbursed for their out-of-pocket expenses incurred in attending meetings of the board of directors.

   A director who elects to be paid in cash receives an annual retainer of $10,000 and meeting fees of $1,000 for attending regular meetings of the board of directors in person and $500 for participating in meetings of the board of directors by telephone. Members of committees of the board of directors receive an additional meeting fee of $500 for participating in these meetings and the chairman of the committee receives an additional meeting fee of $1,000.

   A director who elects to be paid in restricted stock receives 2,500 shares annually. The shares must be held for five years or until the director retires from the board of directors, whichever comes first. Directors are permitted to sell enough shares to satisfy the federal and state income taxes incurred as a consequence of the issuance of shares. Only treasury shares may be issued as restricted stock under this plan. This plan has a five-year term. In the event of a change in control during the plan term and the failure of a director to be re-elected within one year, the director will receive additional unrestricted shares equal to the number of shares he would have received if he had remained a director for the remainder of the plan term. Restrictions on the shares lapse upon death.

   Our independent directors may also be granted stock options periodically under our equity incentive plan. In March 2002, each of our continuing directors was granted an option to purchase 25,000 shares of our common stock at $14.15, the fair market value on the date of grant. In addition, we granted to our director appointed in April 2002, options to purchase 25,000 shares at $14.12, the fair market value on the date of grant. The options vest in equal installments over the next three years, assuming an individual continues to serve as a director, and have a term of seven years.

   Our independent directors were compensated using a different system prior to April 2002. Directors were paid their annual retainer and meeting fees in cash and could elect to defer the receipt of these fees under a deferred compensation plan for directors. The amounts deferred were valued at the end of each quarter as units of common stock and could be distributed solely in shares. This plan was discontinued effective as of April 1, 2002. Amounts already deferred under the plan will continue to be deferred until a director resigns from the board of directors, retires or dies. In the event of an actual or proposed change in control that is not approved by our board of directors, deferred amounts become payable immediately. There are currently deferred units equal to 6,698.26 shares allocated under this plan. Prior to April 2002, we also had a stock holding policy that required each director to hold a minimum of 1,000 shares.

                                STOCK OWNERSHIP

   The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2002, with respect to (i) those persons we know to beneficially own more than 5% of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers named in the summary compensation table under the heading "Executive Compensation" and (iv) all of our directors and current executive officers as a group. All share information presented in this proxy statement has been adjusted to reflect the 1-for-5 reverse stock split that occurred on July 12, 2001.

                                                                     Shares of Common Stock
                                                                       Beneficially Owned
                                                                     ----------------------
                    Name of Beneficial Owner (1)                     Number (2)  % of Class
                    ----------------------------                     ----------  ----------
Wasatch Advisors, Inc. (3)..........................................  988,120       8.1
American Century Investment Management, Inc. (4)....................  699,500       5.7
WS Capital, L.L.C. (5)..............................................  676,400       5.5
Iridian Asset Management LLC, et. al., as a group (6)...............  617,803       5.1
John M. Albertine...................................................        0        *
John K. Allen (7)...................................................        0        *
Jan-Eric Bergstedt..................................................   58,114        *
Francis L. McKone...................................................    3,184        *
Donald E. Noble.....................................................   35,093        *
Thomas M. O'Brien...................................................   78,261        *
Jonathan W. Painter.................................................   96,085        *
William A. Rainville................................................  394,918       3.1
Edward J. Sindoni...................................................   76,439        *
All directors and current executive officers as a group (11 persons)  878,413       6.7

--------
*  Less than 1%
(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the person and by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.
(2) Shares beneficially owned by Mr. Bergstedt, Mr. McKone, Mr. Noble, Mr. O'Brien, Mr. Painter, Mr. Rainville, Mr. Sindoni and all directors and current executive officers as a group include 54,945, 600, 800, 72,200, 89,348, 361,340, 70,220 and 728,761 shares that the person or group had the right to acquire within 60 days of March 1, 2002, through the exercise of stock options. Shares beneficially owned by Mr. McKone, Mr. Noble and all directors and current executive officers as a group include 2,323, 3,743 and 6,066 whole shares that have been allocated through March 1, 2002, to their accounts maintained under our deferred compensation plan for directors. Shares beneficially owned by Mr. Painter include 3 shares held in a custodial account for the benefit of a minor child.
(3) The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The address and number of shares of our common stock beneficially owned by Wasatch Advisors, Inc. is based on the Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 14, 2002.
(4) The address of American Century Investment Management, Inc. is 4500 Main Street, P.O. Box 418210, Kansas City, Missouri 64141-9210. American Century Investment Management, Inc., a registered investment adviser that manages the investments of 14 registered investment companies, reported that our shares were owned by and held for such investment companies, including American Century Capital Portfolios, Inc., and institutional investor accounts. The address and number of shares of our common stock beneficially owned by American Century Investment Management, Inc. is based on the
    Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 8, 2002.
(5) The address of WS Capital, L.L.C. is 300 Crescent Court, Suite 880, Dallas, Texas 75201. Mr. Reid S. Walker and Mr. G. Stacy Smith are the principals of WS Capital, L.L.C. and WSV Management, L.L.C., and reported sole voting and dispositive power for the 570,000 shares held by these entities, and shared voting and dispositive power for 106,400 shares held by WSV Management, L.L.C. for WS Opportunity Master Fund and WS Opportunity International Fund, Ltd. The address and number of shares of our common stock beneficially owned by WS Capital, L.L.C. is based on the
    Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 11, 2002.
(6) The address of Iridian Asset Management LLC, et. al., is 276 Post Road
    West, Westport, Connecticut 06880-4704. The address and number of shares of our common stock beneficially owned by Iridian Asset Management LLC, LC Capital Management, LLC, CL Investors, Inc., COLE Partners LLC, Iridian Partners Fund, L.P., Iridian Investors, L.P., Iridian Private Business
    Value Equity Fund, L.P., David L. Cohen and Harold J. Levy is based on the
    Schedule 13G filed by this group with the U.S. Securities and Exchange Commission on February 8, 2002.
(7) Mr. Allen was appointed a member of our board of directors on April 9, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and beneficial owners of more than 10% of our common stock, to file with the U.S. Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of our securities. Based upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2001.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table summarizes compensation information for our chief executive officer and our four other executive officers who were the most highly compensated in the fiscal year ended December 29, 2001, based on their salary and bonus compensation. These executive officers are collectively referred to as the "named executive officers."

                          Summary Compensation Table

--------------------------------------------------------------------------------

                                   Annual Compensation Long-Term Compensation
                                   ------------------- --------------------
                                                       Restricted Securities
                            Fiscal                       Stock    Underlying      All Other
Name and Principal Position  Year   Salary     Bonus   Award (1)  Options (2)  Compensation (3)
--------------------------- ------ --------  --------  ---------- -----------  ----------------
  William A. Rainville.....  2001  $291,000  $200,000        --     100,000        $17,859 (4)
   President and Chief       2000  $245,000  $157,500        --          --        $23,150 (4)
   Executive Officer         1999  $189,000  $119,000   $71,498     49,689 (5)     $25,422 (4)
-----------------------------------------------------------------------------------------------
  Thomas M. O'Brien........  2001  $195,000  $100,000        --     100,000        $ 16,600
   Executive Vice            2000  $184,000  $ 77,000        --          --        $ 18,205
   President and CFO         1999  $173,000  $ 89,000   $ 9,994       1,556        $ 20,323
-----------------------------------------------------------------------------------------------
  Edward J. Sindoni........  2001  $187,000  $100,000        --     100,000        $ 16,418
   Senior Vice President     2000  $181,000  $ 98,000        --          --        $ 18,067
                             1999  $173,000  $107,000        --       9,800        $ 20,717
-----------------------------------------------------------------------------------------------
  Jonathan W. Painter......  2001  $183,000  $ 85,000        --      75,000        $12,601 (6)
   Executive Vice            2000  $173,000  $ 81,500        --          --        $15,568 (6)
   President                 1999  $158,000  $111,000   $ 9,994       1,244        $13,896 (6)
-----------------------------------------------------------------------------------------------
  Jan-Eric Bergstedt.......  2001  $187,000  $ 35,000        --          --        $  7,670
   Vice President (7)        2000  $180,000  $ 56,000        --          --        $  7,650
                             1999  $172,000  $ 90,000        --         467        $  7,200

--------
(1) In fiscal 1999, Mr. Rainville, Mr. O'Brien and Mr. Painter were awarded 1,860, 260 and 260 restricted shares with a value of $71,498, $9,994 and $9,994 on the grant date. The restricted shares vest 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any stock dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 2001, Mr. Rainville, Mr. O'Brien and Mr. Painter held 1,860, 260 and 260 restricted shares with an aggregate value of $27,528, $3,848 and $3,848.
(2) The amounts shown for 1999 stock option awards include the equivalent number of shares of our common stock resulting from the conversion of Thermo Electron stock options to Kadant stock options. This conversion maintained the intrinsic value of the options held by our employees as of August 8, 2001, the date of the distribution of the Kadant stock dividend to Thermo Electron stockholders. The number of our shares covered by the conversion option and reported in the table was calculated by multiplying the number of shares of Thermo Electron common stock under the original award by a factor of 1.555555556, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.
(3) The amounts disclosed in this column include payment of employer contributions under our company's and subsidiaries' 401(k) savings or profit-sharing plans.
(4) The amounts disclosed in this column for 2001, 2000 and 1999 include
    $2,193, $5,038 and $4,667 of interest imputed on an interest-free loan made to Mr. Rainville in 1996 for the purchase of our shares. See "Certain Relationships and Related Transactions--Stock Holding Assistance Plan."
(5) This number includes options to purchase 35,000 shares of our former public subsidiary, Thermo Fibergen Inc., granted to Mr. Rainville in 1999.
(6) The amounts disclosed in this column for 2001, 2000 and 1999 include
    $4,725, $7,918 and $6,696 of interest imputed on an interest-free loan made to Mr. Painter in 1997 for the purchase of our shares. See "Certain Relationships and Related Transactions--Stock Holding Assistance Plan."
(7) Mr. Bergstedt was an executive officer until July 2001. He continues to be an officer and employee of our company.

Stock Options Granted During Fiscal Year 2001

   The following table presents information concerning individual grants of stock options made during fiscal 2001 to our named executive officers. It has not been our policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 2001.

                         Option Grants in Fiscal 2001

--------------------------------------------------------------------------------

                                                                            Potential Realizable
                                                                              Value at Assumed
                                         Percent of                        Annual Rates of Stock
                         Number of      Total Options                      Price Appreciation for
                         Securities      Granted to   Exercise                Option Term (2)
                     Underlying Options Employees in  Price Per Expiration ----------------------
     Name               Granted (1)      Fiscal Year    Share      Date        5%         10%
     ----            ------------------ ------------- --------- ----------  --------  ----------
William A. Rainville      100,000             8%       $13.05    12/10/08  $531,266   $1,238,076
Thomas M. O'Brien...      100,000             8%       $13.05    12/10/08  $531,266   $1,238,076
Edward J. Sindoni...      100,000             8%       $13.05    12/10/08  $531,266   $1,238,076
Jonathan W. Painter.       75,000             6%       $13.05    12/10/08  $398,450   $  928,557
Jan-Eric Bergstedt..        --                --         --         --        --          --

--------
(1) The vesting and exercise schedule for these options is 1/3 after the first year, 2/3 after the second year and 100% after the third year. The exercise price may be paid in cash or by delivery of already-owned shares, and tax-withholding obligations arising from the exercise may be paid by surrendering shares, subject to certain conditions.
(2) The potential realizable values stated in this table represent hypothetical gains that could be achieved if the options are exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the grant date to the expiration date of the options. The hypothetical gains shown are net of the option exercise price and do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our shares, the executive's continued employment during the option term and the date the options are exercised. The potential realizable values are calculated based on requirements of the U.S. Securities and Exchange Commission and do not represent the estimated growth of our stock price.

Stock Options Exercised During Fiscal 2001 and Fiscal Year-End Option Values

   The following table reports certain information regarding stock option exercises during fiscal 2001 and outstanding stock options held at the end of fiscal 2001 by our named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 2001.

   This table includes option exercise information for stock options that were granted to our named executive officers, including options granted in our former parent company, Thermo Electron, and our former public subsidiary, Thermo Fibergen Inc. In the past, our named executive officers received stock options to purchase Thermo Electron common stock as part of Thermo Electron's executive compensation program. On the date of the spinoff, all the unexercised Thermo Electron options were converted into Kadant stock options and each converted stock option retained the intrinsic value of the original Thermo Electron option, unless the executive elected to retain the option as a Thermo Electron option. All the retained Thermo Electron options that were not exercised before January 31, 2002, expired. In the past, our named executive officers also were granted options to purchase Thermo Fibergen common stock. This subsidiary was merged into our wholly owned subsidiary on December 27, 2001. Prior to the merger, the unvested portion of these options were accelerated and became fully vested. All outstanding options were cancelled in the merger if they had not been previously exercised.

  Aggregated Option Exercises in Fiscal 2001 and Fiscal 2001 Year-End Option
                                    Values

--------------------------------------------------------------------------------

                                                                        Number of
                                                                  Securities Underlying Value of Unexercised
                                                                   Unexercised Options  In-the-Money Options
                                           Shares                  at Fiscal Year-End    at Fiscal Year-End
                                         Acquired on    Values        (Exercisable/        (Exercisable/
          Name               Company      Exercise   Realized (1)  Unexercisable) (2)    Unexercisable) (3)
          ----           --------------- ----------- ------------ --------------------- --------------------
William A. Rainville (4)     Kadant            --            --      397,340/100,000     $930,574/$175,000
                         Thermo Fibergen   75,000      $224,950                  0/0                -- /--
------------------------------------------------------------------------------------------------------------
Thomas M. O'Brien.......     Kadant            --            --       81,200/100,000     $167,041/$175,000
                         Thermo Electron       --            --                261/0     $        1,676/--
                         Thermo Fibergen   10,000      $ 25,000                  0/0                -- /--
------------------------------------------------------------------------------------------------------------
Edward J. Sindoni.......     Kadant            --            --       79,220/100,000     $ 44,121/$175,000
                         Thermo Electron       --            --                261/0     $        1,676/--
                         Thermo Fibergen   10,000      $ 25,000                  0/0                -- /--
------------------------------------------------------------------------------------------------------------
Jonathan W. Painter.....     Kadant            --            --        89,348/75,000     $362,606/$131,250
                         Thermo Electron    8,289      $113,328                  0/0                -- /--
                         Thermo Fibergen   20,000      $ 50,000                  0/0                -- /--
------------------------------------------------------------------------------------------------------------
Jan-Eric Bergstedt......     Kadant            --            --             54,945/0     $            0/--
                         Thermo Electron       --            --                  0/0                -- /--
                         Thermo Fibergen   12,000      $ 30,000                  0/0                -- /--

--------
(1) The amounts shown in this table represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2) The vesting and exercise schedule for options granted in 2001 is 1/3 after the first year, 2/3 after the second year and 100% after the third year. Options granted prior to 2001 are immediately exercisable, but can be repurchased by us at the exercise price if the executive ceases to be an employee. The repurchase rights lapse over varying periods ranging from one to ten years, depending on the option term, which may vary from two to twelve years, provided that the executive continues to be employed during the period. The exercise price may be paid in cash or by delivery of already-owned shares, and tax-withholding obligations arising from the exercise may be paid by surrendering shares, subject to certain conditions.
(3) The value of unexercised Kadant stock options is based on the difference between the exercise price and the closing price of Kadant common stock on December 28, 2001, of $14.80. The value of unexercised Thermo

    Electron stock options is based on the difference between the exercise price and the closing price of Thermo Electron common stock on December 28, 2001, of $26.24.
(4) Mr. Rainville served as an officer of Thermo Electron in various capacities since 1986 and was granted stock options to purchase shares of Thermo Electron common stock as compensation for his services to Thermo Electron. We have not included in the table Thermo Electron stock options that Mr. Rainville exercised prior to our company's spinoff. All unexercised Thermo Electron stock options held by Mr. Rainville at the time of the spinoff were converted into Kadant stock options and are included in the table.

Defined Benefit Retirement Plan

   One of our subsidiaries maintains a defined benefit retirement plan for eligible U.S. employees, in which all our named executive officers, except Mr. Bergstedt, participate.

   The following table states the estimated annual benefits payable upon retirement to eligible employees in specified compensation and years-of-service classifications under the retirement plan. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. The limit in 2001 was $170,000 per year.

      Average Annual Compensation            Years of Service
      --------------------------- ---------------------------------------
                                    15      20      25      30      35
                                  ------- ------- ------- ------- -------
               $100,000.......... $26,250 $35,000 $43,750 $48,125 $48,125
               $125,000.......... $32,813 $43,750 $54,688 $60,156 $60,156
               $150,000.......... $39,375 $52,500 $65,625 $72,188 $72,188
               $170,000.......... $44,625 $59,500 $74,375 $81,813 $81,813

   Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of his average monthly compensation before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five consecutive years of highest compensation in the ten-year period preceding retirement. For 2001, the compensation recognized for plan purposes was $170,000 for Mr. Rainville, Mr. O'Brien, Mr. Sindoni and Mr. Painter. Assuming retirement at age 65, the estimated credited years of service recognized under the retirement plan would be 30, 26, 22 and 30 for Mr. Rainville, Mr. O'Brien, Mr. Sindoni and Mr. Painter. Benefits under the retirement plan are fully vested after five years of participation. The benefits shown in the table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.

Change in Control Agreements

   We have change in control agreements with our officers and key employees that provide severance pay and continuation of certain welfare benefits in the event of a change in control and the subsequent loss of employment within 18 months. A "change in control" is defined in the agreements as:

  . the acquisition by any person of 40% or more of our outstanding common stock or voting securities;

  . the failure of our incumbent directors to constitute a majority of the board of directors, meaning directors who are members of the board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;

  . the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or

  . approval by our stockholders to completely liquidate or dissolve our company.

   The purpose of these agreements is to retain our management and assure their continued dedication without distraction by the possibility of a change in control. The agreements provide for severance payments and the continuation of certain welfare benefits to an executive whose employment is terminated, either voluntarily with "good cause", or involuntarily "without cause", during the 18-month period following a change in control.

   The amount of severance pay and the length of time welfare benefits continue is based on the executive's position. Mr. Rainville, our chief executive officer, would be entitled to severance pay equal to three times his highest annual salary and annual bonus during the prior five years, and would be provided benefits for a three-year period substantially equivalent to the benefit package he otherwise would be entitled to receive if his employment had not been terminated. All of the other named executive officers, except Mr. Bergstedt, would be entitled to severance pay equal to two times their highest annual salary and annual bonus during the prior five years, and would be provided benefits for a two-year period substantially equivalent to the benefit package they otherwise would be entitled to receive if their employment had not been terminated. Mr. Bergstedt would be entitled to severance pay equal to one times his highest annual salary and annual bonus during the prior five years, and would be provided benefits for a one-year period substantially equivalent to the benefit package he otherwise would be entitled to receive if his employment had not been terminated. The agreements also require tax gross-up payments to executives to mitigate any excise tax imposed on the executives if payments under the agreements are deemed to be "excess parachute payments" under the Internal Revenue Code.

   The agreements also provide that all outstanding options would be fully vested, and all resale and repurchase rights would lapse, and that the restrictions on restricted stock would lapse. Each executive also is entitled to a cash payment to be used toward outplacement services equal to $25,000 for Mr. Rainville and $20,000 for the other named executive officers except Mr. Bergstedt, who would receive $15,000.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Our executive compensation program is administered by the human resources committee of our board of directors. The committee consists solely of independent directors and is responsible for approving all elements of compensation for our executive officers. The following report was provided by the committee.

Compensation Philosophy

   Our compensation policies are designed to reward and motivate executives to achieve long-term value for stockholders and other business objectives, to attract and retain dedicated, talented individuals to accomplish our objectives, to recognize individual contributions as well as the performance of our company overall and our businesses, and to link the interests of our executives with our stockholders' interests through equity participation.

   We evaluate the competitiveness of our compensation practices through the use of market surveys and competitive analyses. Prior to our spinoff, our compensation practices were guided by the human resources committee of our parent company, Thermo Electron. Once we became an independent public company, we engaged an outside compensation consultant to assess the competitiveness of our executive compensation program.

Components of Executive Compensation

   Our executive compensation program consists of the following elements:

  .   base salary
  .   annual cash incentive compensation or bonus
  . long-term incentives, primarily in the form of stock options and restricted stock

   We review and determine the components of executive compensation for the executive officers as described below.

   Base Salary. Base salary is annual cash compensation and is determined by the executive's job responsibilities and competitive market factors, including general or regional economic conditions and cost of living changes. Base salary is reviewed and adjusted annually based on a salary range, which reflects competitive salaries for executives with similar responsibilities.

   Bonus. Bonus is cash incentive compensation that is determined annually based on the assessment of the executive's individual job performance, our company's overall performance and the performance of the business units reporting to the executive. At the beginning of each year, we determine a reference bonus for each executive based on a competitive range, which reflects the executive's job responsibilities and competitive market conditions. At year-end, we determine the actual bonus to be paid to the executive based on our evaluation of several quantitative and qualitative factors, including the executive's individual performance, our company's overall performance and the performance of the businesses reporting to the executive. We use standard objectives for assessing the actual performance of our businesses that are based on reasonable expectations of performance. There are no targeted, minimum or maximum levels of annual incentive compensation.

   Long-Term Incentive Compensation. We use stock-based compensation in the form of stock options or restricted stock to link long-term executive compensation to long-term increases in shareholder value. Our determination of the number of stock options to be granted or the restricted stock to be awarded is based on competitive practices and the executive's level of responsibility. We give consideration to the number of stock options or other awards previously granted to an executive in considering the appropriate size of an award.

   In late 2001, we reviewed the total participation of our executives in our long-term incentive compensation program with our outside compensation consultant. We have not regularly granted stock options to our employees and we determined that our long-term incentive compensation program was no longer competitive and was not achieving the objectives we desired. Based on these findings, we made significant awards of stock options in late 2001.

2001 CEO Compensation

   We used the same compensation philosophy and guidelines discussed above to determine Mr. Rainville's 2001 compensation. In determining Mr. Rainville's 2001 bonus, we made an overall assessment of Mr. Rainville's leadership in transitioning our company from a majority-owned subsidiary of Thermo Electron to an independent public company, and his role in establishing and implementing strategic and operational goals in response to the difficult business environment in the pulp and paper industry.

   In late 2001, we surveyed the total compensation for chief executive officers of companies we considered our peers in the industries we serve and other market surveys for companies comparable to our size to determine a competitive compensation package for Mr. Rainville. We determined that Mr. Rainville's existing equity participation in the form of stock options was not competitive. We established a goal of granting Mr. Rainville stock options equal to approximately 4% of our outstanding shares, or 500,000 shares, within the next year. We intend to meet this goal through a combination of awards due to the current annual limitation on the potential size of individual awards under our equity incentive plan of 100,000 shares. We granted options to purchase 100,000 shares at an exercise price of $13.05 to Mr. Rainville in December 2001, and another option to purchase 100,000 shares at an exercise price of $14.50 in January 2002. We have recommended that the stockholders approve an increase in the annual limit on individual awards under our equity incentive plan to 500,000 shares, and, if this increase is approved, we will grant an option to purchase 300,000 shares to Mr. Rainville immediately following the annual meeting at an exercise price equal to the fair market value on the date of grant.

   We also reviewed Mr. Rainville's outstanding loan under our stock holding assistance plan. This plan, which was adopted in 1996, was originally intended to assist executive officers in acquiring and holding a minimum number of shares of our common stock by providing them with interest-free loans to purchase the shares. Mr. Rainville received a loan in 1996 in the principal amount of $118,104 to purchase 2,000 shares, of which $49,121 remained outstanding in December 2001. We determined that it was in our company's best interest to forgive this loan, effective January 2002, and authorized the forgiveness of the loan and a tax gross-up payment to mitigate federal and state income taxes incurred by Mr. Rainville as a consequence.

Policy on Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to certain executive officers in excess of $1 million, unless the compensation qualifies as "performance-based" or is otherwise exempt from Section 162(m). We consider the potential effect of Section 162(m) in designing our executive compensation program, but we reserve the right to use our independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on our company. From time to time, we re-examine our executive compensation practices and the effect of Section 162(m).

                       Dr. John M. Albertine (Chairman)
                             Mr. Francis L. McKone

                            AUDIT COMMITTEE REPORT

   The role of the audit committee is to assist the board of directors in its oversight of our company's financial reporting process. The obligations of management and the audit committee are stated in the charter of the committee filed as an appendix to our 2001 proxy statement.

   Our management is responsible for the preparation, presentation and integrity of our company's financial statements, our accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

   In the performance of our oversight function, we have reviewed and discussed the audited financial statements of our company for the fiscal year ended December 29, 2001, with management and our independent auditors, Arthur Andersen LLP. We have also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. We have received from Arthur Andersen LLP the letter and other written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with Arthur Andersen LLP their independence. We have also considered whether the provision of other non-audit services by Arthur Andersen LLP is compatible with maintaining their independence.

   Based upon the review and discussions described in this report, we recommended to the board of directors that the audited financial statements be included in our company's annual report on Form 10-K for the year ended December 29, 2001, filed with the U.S. Securities and Exchange Commission.

                        Mr. Francis L. McKone, Chairman
                             Dr. John M. Albertine
                              Mr. Donald E. Noble

                         COMPARATIVE PERFORMANCE GRAPH

   The following line graph compares the cumulative, five-year total shareholder return assuming an investment of $100 (and the reinvestment of any dividends) in our common stock, the American Stock Exchange Composite Index (formerly named the American Stock Exchange Market Value Index) and the Dow Jones U.S. Paper Products Index (formerly named the Dow Jones Total Return Index for the Paper Products Industry Group). The Amex Composite tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. Our common stock trades on the American Stock Exchange under the ticker symbol "KAI."

  Comparison of Total Returns Among Kadant Inc., the American Stock Exchange Composite Index and the Dow Jones U.S. Paper Products Index from December 27,
                          1996 to December 29, 2001.
                                    [CHART]

                                           Dow Jones
                                            US Paper
            KADANT INC.  Amex Composite     Products
            -----------  --------------    ---------
12/27/1996     $100           $100           $100
  1/2/1998      135            120            110
12/31/1998       79            121            107
12/31/1999       79            154            138
12/29/2000       38            157            127
12/28/2001       33            149            128





                            12/27/96 1/2/98 12/31/98 12/31/99 12/29/00 12/28/01
                            -------- ------ -------- -------- -------- --------
Kadant Inc.................   100     135      79       79       38       33
Amex Composite.............   100     120     121      154      157      149
Dow Jones US Paper Products   100     110     107      138      127      128

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Thermo Electron

   Prior to August 8, 2001, we were a majority-owned subsidiary of Thermo Electron, which beneficially owned approximately 91% of our outstanding common stock. On August 8, 2001, Thermo Electron spun off its equity interest in us as a dividend to Thermo Electron stockholders, on the basis of 0.0612 shares of our common stock for each share of Thermo Electron common stock outstanding. Thermo Electron ceased to hold any shares of our common stock after the distribution.

   A number of agreements with Thermo Electron existed prior to the spinoff relating to our historical business relationship with Thermo Electron, and we also entered into several agreements with Thermo Electron at the time of the spinoff to define our obligations to each other after the spinoff and to allocate tax and other specified liabilities and obligations arising from periods prior to the spinoff. The material terms of these agreements are described below.

   Thermo Electron's corporate staff provided us with certain administrative services, including certain legal advice and services, risk management, administration of certain employee benefit plans, tax compliance and tax planning, centralized cash management and financial and other services prior to the spinoff. We were assessed an annual fee for these services. In 2001, the fee under this agreement was 0.8% of our consolidated first quarter revenues, 0.6% of our consolidated second quarter revenues and 0.4% of our consolidated third quarter revenues. This agreement terminated on the date of the spinoff and was replaced by a transition services agreement.

   Under the transition services agreement, Thermo Electron continued to provide us with certain administrative services for the remainder of 2001, and assessed a fee of 0.4% of our consolidated third quarter revenues and 0.2% of our consolidated fourth quarter revenues. Under this agreement and the prior agreement, we paid out-of-pocket and third-party expenses. We were charged $1,135,000 by Thermo Electron for its services under these agreements in 2001.

   Prior to the spinoff, our company and our subsidiaries were included in the consolidated federal and state income tax returns filed by Thermo Electron. We entered into a tax allocation agreement with Thermo Electron that provided that in years in which our entities had taxable income, we paid to Thermo Electron amounts comparable to the taxes we would have paid if we had filed separate tax returns. In years in which our entities included a loss, Thermo Electron reimbursed us the amount that we would have received if we had filed separate tax returns. At December 29, 2001, we did not owe Thermo Electron any monies under this agreement. This agreement terminated on the date of the spinoff and was replaced by a new tax matters agreement.

   Under the new tax matters agreement, we are responsible for filing our own income tax returns for tax periods beginning after the spinoff. We also have agreed to indemnify Thermo Electron, but not the stockholders of Thermo Electron, against liability for taxes resulting from (a) the conduct of our business following the distribution or (b) the failure of the distribution to Thermo Electron stockholders of shares of our common stock or of the common stock of Viasys Healthcare, Inc. (a spinoff completed by Thermo Electron in November 2001) to continue to qualify as a tax-free spinoff under Section 355 of the Internal Revenue Code as a result of some actions that we take following our spinoff. Thermo Electron has agreed to indemnify us against taxes resulting from the conduct of Thermo Electron's business prior to and following the spinoff or from the failure of the distribution of shares of our common stock to the Thermo Electron stockholders to continue to qualify as a tax-free spinoff, other than as a consequence of some actions that we take following our spinoff.

   During 2001, one of our European subsidiaries, along with certain European subsidiaries of Thermo Electron, participated in a notional pool arrangement in the United Kingdom with Barclays Bank. Under this arrangement, Barclays notionally combined the positive and negative cash balances held by the participants to calculate the net interest yield or expense for the group. The benefit or cost derived from this arrangement was then allocated based on balances attributable to the respective participants. Thermo Electron guaranteed all of the obligations of each participant in this arrangement. Our participation in this arrangement ended on the date of the spinoff.

   At December 29, 2001, we owed Thermo Electron and its other subsidiaries an aggregate of $158,000 for amounts due under the transition services agreement and related administrative charges, for other products and services, and for miscellaneous items, excluding amounts owed by us to Thermo Electron under the tax allocation agreement. The largest amount of such net indebtedness owed by us to Thermo Electron and its other subsidiaries since January 2, 2000, was $1.7 million. These amounts do not bear interest and we expect to pay them in the normal course of business.

   During 2001, one of our European subsidiaries participated in a cash management arrangement with a wholly owned subsidiary of Thermo Electron. Under the arrangement, amounts advanced to Thermo Electron by the subsidiary for cash management purposes earned interest at the 30-day Dealer Commercial Paper Rate plus 50 basis points, set at the beginning of each month. Thermo Electron was contractually required to maintain cash, cash equivalents, and/or immediately available bank lines of credit equal to at least 50% of all funds invested under this cash management arrangement by all Thermo Electron subsidiaries. We withdrew our funds invested under this arrangement upon the spinoff and ceased to participate in this arrangement.

   At the time of the spinoff, we also entered into a distribution agreement with Thermo Electron. The distribution agreement provided, among other things, for the principal corporate transactions required to effect the distribution of our shares to Thermo Electron stockholders in the spinoff. It also includes restrictions related to our ability to use cash or incur debt during the time that Thermo Electron continues to guarantee our 4 1/2% subordinated convertible debentures due 2004. These restrictions include financial covenants requiring
(1) that the ratio of our net indebtedness to net capitalization not exceed 40% and (2) on a rolling four quarter basis, that the sum of our (a) operating income (excluding restructuring and other unusual items, such as gains on sales of assets, included in operating income) and amortization of our goodwill and other intangible assets and (b) our interest income be at least four times greater than our interest expense. These financial restrictions were subsequently amended to provide that in instances where our net indebtedness to net capitalization is less than or equal to 20%, the coverage ratio of four times greater than interest expense is lowered to three times greater than interest expense. In the event that we fail to comply with these financial covenants and have not cured our noncompliance within the applicable cure period, we will be obligated to relieve Thermo Electron of its obligations under all of its outstanding guarantees of our performance and payment in connection with our debentures. In addition, in the event that we undergo a change in control, we have agreed to fully cash collateralize or back with one or more letters of credit all of our obligations under the debentures. The distribution agreement also provides for cross-indemnification designed principally to place financial responsibility for the liabilities of our business with us and financial responsibility for the liabilities of Thermo Electron's business with Thermo Electron.

Thermo Fibergen Merger

   In December 2001, we completed a short-form merger of our former public subsidiary, Thermo Fibergen Inc., and paid stockholders of Thermo Fibergen consideration of $12.75 per share in cash. Certain of our directors and executive officers were stockholders of Thermo Fibergen at the time of the merger and received the same cash consideration per share as other stockholders. Mr. Bergstedt, Ms. Lambert, Mr. McKone, Mr. Noble, Mr. O'Brien, Mr. Painter, Mr. Rainville and Mr. Sindoni each received a cash payment of $12.75 per share for their 11,149, 4,587, 17,100, 1,500, 9,298, 18,601, 75,000 and 9,298 shares of Thermo Fibergen owned on the date of the merger. In addition, Mr. McKone was a director of Thermo Fibergen and participated in the deferred compensation plan of that subsidiary. On the date of the merger, this plan was terminated and Mr. McKone received cash equal to $12.75 multiplied by 3,147.7523, the number of stock units credited to his account under the plan.

Stock Holding Assistance Plan

   The human resources committee of our board of directors terminated our stock holding assistance plan effective January 2, 2002, and forgave the outstanding balances of loans to our executive officers under this plan. This plan, which was adopted in 1996, was originally intended to assist executive officers in acquiring and holding a minimum number of shares of our common stock by providing them with interest-free loans to purchase our shares. Two executive officers, Mr. Rainville and Mr. Painter, received loans under this plan. Mr. Rainville received a loan in 1996 in the principal amount of $118,104 to purchase 2,000 shares, of which $49,121 remained outstanding at December 29, 2001, and was forgiven effective January 2, 2002. The largest amount of net indebtedness owed to us by Mr. Rainville under this loan since December 31, 2000 (the beginning of our last fiscal year), was $72,503. Mr. Painter received a loan in 1997 in the principal amount of $157,304 to purchase 2,600 shares, of which $114,078 remained outstanding at December 29, 2001, and was forgiven effective January 2, 2002. The largest amount of net indebtedness owed to us by Mr. Painter under this loan since December 31, 2000, was $122,400. The human resources committee also authorized tax gross-up payments to each executive officer to mitigate federal and state income taxes arising from forgiveness of the loans.

                                  PROPOSAL 2

 PROPOSAL TO AMEND THE COMPANY'S EQUITY INCENTIVE PLAN TO INCREASE THE ANNUAL
                     LIMIT ON THE POTENTIAL SIZE OF AWARDS

   Our board of directors has approved an amendment to our equity incentive plan and is recommending the amendment to our stockholders for approval. The amendment would increase the limit on the potential size of awards that can be granted to an individual annually from 100,000 shares to 500,000 shares. No other amendments to the equity incentive plan are being proposed.

Reasons for the Amendment

   Our equity incentive plan has included an annual limit on the potential size of awards to a recipient since its adoption in order for awards under the plan to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to certain executive officers in excess of $1 million unless the compensation qualifies as

"performance-based" or is otherwise exempt from Section 162(m). The limitation in our plan was originally 500,000 shares, but as a consequence of the one-for-five reverse stock split effected in July 2001, the limitation was restated to 100,000 shares. Our board of directors is recommending that the limitation be increased to 500,000 shares.

   The human resources committee of our board of directors engaged an outside compensation consultant in 2001 to determine whether our long-term incentive program, consisting of stock options and restricted stock, was fulfilling our objectives and was competitive. Among other conclusions the committee reached, it determined that the equity compensation package for our chief executive officer was not competitive with companies of comparable size or with our industry peers. The committee recommended that the annual limit on the size of potential awards to an individual be increased to 500,000 shares. If the increase is approved by the stockholders, the committee intends to grant our chief executive officer a stock option to purchase 300,000 shares at market value immediately following the annual meeting.

   No other amendments to our equity incentive plan are proposed. We are not seeking to increase the maximum number of shares available under our plan. If the amendment is not approved, the committee will consider alternatives to reach its objective, including the possible award of restricted stock to Mr. Rainville.

Summary of the Equity Incentive Plan

   We have summarized the material terms of our equity incentive plan below. The full text of the plan has been filed as an exhibit to our annual report on Form 10-K for the fiscal year ended December 29, 2001.

   Administration; Eligible Participants. Our board of directors has delegated the administration of our equity incentive plan to its human resources committee, which consists of two of our independent directors. The committee has full power to select, from among the persons eligible for awards, the individuals who will receive awards; to make any combination of awards to any participant; and to determine the specific terms of each award, including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change in control, acceleration of vesting or lapse of restrictions, vesting, forfeiture, other restrictions, and dividends and interest on deferred amounts. The committee also has the power to waive compliance by participants with the terms and conditions of awards, to cancel awards with the consent of participants and to accelerate the vesting or lapse of any restrictions of any award.

   Our employees and directors and other individuals whom the committee believes will make significant contributions to our growth and success may receive awards under the equity incentive plan. We currently have approximately 1,100 employees worldwide.

   Shares Subject to the Equity Incentive Plan; Use of Proceeds. We currently have available for award 422,912 shares under the equity incentive plan. Outstanding awards to purchase 1,619,448 shares of our common stock have been granted under this plan and awards to purchase 7,640 shares have been exercised to date. Awards and shares that are forfeited, reacquired by us, satisfied by a cash payment or otherwise satisfied without issuing shares do not count against the maximum number of shares reserved and available for issuance under the plan.

   The proceeds we receive from transactions pursuant to awards granted under the equity incentive plan, such as proceeds from the exercise of stock options, are used for our general corporate purposes. Shares issued as awards may be authorized but unissued shares, or shares we reacquire and hold in our treasury.

   Types of Awards; Limitations on Awards. The committee may grant a variety of stock and stock-based awards under the equity incentive plan. The types of awards may include stock options; restricted and unrestricted shares; rights to receive cash or shares on a deferred basis or based on performance; cash payments sufficient to offset the federal, state and local ordinary income taxes of participants incurred as a result of transactions pursuant to the plan; and loans to participants in connection with awards. Currently, the committee may not award more than 100,000 shares of common stock to a recipient in a calendar year under any award or combination of awards and the board of directors has recommended that this limit be increased to 500,000 shares. A brief description of the types of awards follows.

  . Stock Options. Stock options allow the recipient to purchase shares at a fixed exercise price. Stock options may either qualify as incentive stock options under Section 422 of the Internal Revenue Code, or be nonqualified stock options that are not intended to meet such requirements. The exercise price of each option is determined by the committee, but may not be less than 85% of the fair market value per share of our common stock on the date of grant. The length of each option, and when it can be exercised, is determined by the committee. Holders of stock options may pay cash to exercise stock options, trade already-owned shares, deliver a promissory note payable on terms acceptable to the committee or deliver an unconditional and irrevocable undertaking by a broker to provide sufficient funds to us to pay the exercise price, or some combination of these methods. Incentive stock options must meet certain additional requirements and may be granted only to our employees. For example, the exercise price of an incentive stock option, or any option intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may not be less than 100% of the fair market value of the shares on the date of grant. An incentive stock option may not be exercised more than 10 years after it is granted and the value of option shares that may become exercisable annually is limited.

  . Restricted Stock and Unrestricted Stock. Generally, a restricted stock award is the issuance of shares to an individual who will forfeit the shares if certain restrictions or other conditions (such as continuing employment for a given period) are not met prior to the lapse or waiver of the restrictions. The holder of restricted stock has all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement. Shares that are free from any restrictions may also be awarded, usually in recognition of services or in such other circumstances that the committee considers to be in our company's best interests.

  . Deferred Stock. Deferred stock awards allow the recipient to receive shares in the future on such date or dates and on such conditions as the committee specifies.

  . Performance Awards. Performance awards deliver shares of common stock or cash in such combinations following the achievement of performance goals specified by the committee. Payment of the performance award may be conditioned on achievement of individual or company performance goals over a fixed or determinable period or on such other conditions as the committee shall determine.

  . Loans and Supplemental Grants. Loans, including extensions, may be for any term specified by the committee, may be either secured or unsecured, and may be with or without recourse against the participant in the event of default. Each loan shall be subject to such terms and conditions as the committee specifies and may bear interest or be interest-free. The committee may also authorize tax gross-up payments to mitigate federal, state and local income tax liabilities arising from a loan.

   Payment of Purchase Price. The committee determines the purchase price of shares or other rights acquired or granted under the equity incentive plan, provided that the purchase price of our shares may not be less than par value. The committee also authorizes the methods of payment for acquired shares and may determine that all or any part of the purchase price has been satisfied by past services rendered by the recipient of an award.

   Change in Control. Unless otherwise provided in the award agreement, if there is a "change in control," any outstanding stock option or other stock-based award that is not already exercisable and fully vested will become fully exercisable and vested; the restrictions applicable to restricted stock awards will lapse and the resulting shares will be free of restrictions and fully vested; and deferral and other limitations and conditions that related solely to the passage of time or continued employment or other affiliation will be waived and removed. Generally, any of the following events is considered a "change in control," as defined in the equity incentive plan:

  . the acquisition by any person of 40% or more of our outstanding common stock or voting securities;

  . the failure of our incumbent directors to constitute a majority of the board of directors, meaning directors who are members of the board of directors on August 8, 2001 and members who are subsequently nominated or elected by a majority of the incumbent directors;

  . the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange or the sale or other disposition of all or substantially all of our assets unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and
      (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or

  . approval by our stockholders to completely liquidate or dissolve our company.

   Nature of Rights as a Stockholder Under the Equity Incentive
Plan. Generally, the receipt of an award does not give a participant rights as a stockholder. The participant will obtain such rights, subject to any limitations imposed by the plan or the award agreement, upon actual receipt of shares.

   Adjustments for Stock Dividends, etc. The maximum number of shares of common stock that may be delivered under the equity incentive plan, and under outstanding awards, may be adjusted as appropriate by the committee to reflect stock dividends, stock splits and similar events. The committee may also make appropriate adjustments to avoid distortions in the operation of the equity incentive plan in the event of a recapitalization, merger or consolidation involving us, any transaction in which we become a subsidiary of another entity, any sale or other disposition of all or a substantial portion of our assets, or any similar transaction.

   Amendment and Termination. The equity incentive plan remains in full force and effect until terminated by the board of directors. The equity incentive plan and outstanding awards may be amended at any time by the board of directors for any purpose permitted by law. No amendment of the equity incentive plan or any outstanding award may adversely affect the rights of a participant as to any previously granted award without his or her consent. Stockholder approval of amendments is required only as is necessary to satisfy the then-applicable requirements of Rule 16b-3 (or any successor rule), stock exchanges, Section 162(m) of the Internal Revenue Code, or any federal tax law or regulation relating to stock options or awards.

   Stock Withholding. The committee may permit the holders of awards to elect to have us hold shares back from the shares to be delivered, or to deliver to us already-owned shares having a value sufficient to satisfy any federal, state and local withholding tax requirements arising from the grant, exercise or vesting of an award.

Federal Income Tax Consequences

   The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under our equity incentive plan.

   Incentive Stock Options. No taxable income is recognized by an individual upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability. If the individual holds the shares acquired upon exercise for at least two years from the date of grant or one year after exercise, then upon the subsequent sale of such shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss, and our company will not be allowed a deduction for this amount.

   If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two- and one-year holding periods described above, generally the individual will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price, and our company will be entitled to deduct this amount. Any further gain recognized will be taxed as short- or long-term capital gain and will not result in any further deduction by our company. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering already-owned shares.

   If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months after termination of employment (one year after termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after death.

   Nonqualified Options. No income is recognized by an individual at the time a nonqualified stock option is granted. Generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and our company receives a tax deduction for the same amount. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

   Restricted Stock. An individual who receives an award of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value at the time the shares are either transferable or are no longer subject to forfeiture, less any amount paid for the shares. However, an individual may elect under Section 83(b) of the Internal Revenue Code, within 30 days after the shares are issued, to recognize ordinary income equal to the fair market value of the shares on the date of issuance (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for the shares. Our company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income.

   Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the individual has long- or short-term capital gain or loss begins just after the forfeiture period expires (or just after the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If restricted stock is received in connection with another award under the equity incentive plan (for example, upon exercise of an option), the income and the deduction, if any, associated with the award may be deferred in accordance with the rules described above for restricted stock.

   Deferred Stock. An individual who receives a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the shares on the date that the shares are distributed. The capital gain or loss holding period for the shares will also commence on distribution. Our company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income. If a right to deferred shares is received under another award (for example, upon exercise of an option), the income and deduction, if any, associated with the award may be deferred in accordance with the rules described above for deferred stock.

   Performance Awards. An individual who receives a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any shares issued under the award, and our company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any shares received will also generally be included in income (and a corresponding deduction will generally be available to our company) at the time of receipt. The capital gain or loss holding period for any shares distributed under a performance award will begin when the recipient recognizes ordinary income.

   Loans and Supplemental Grants. Generally speaking, bona fide loans made under our equity incentive plan will not result in taxable income to the recipient or in a deduction for our company. However, any loan made at a rate of interest lower than certain rates specified under the Internal Revenue Code may result in an amount (measured, in general, as the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by our company. Forgiveness of all or a portion of a loan may also result in income to the borrower and a deduction for our company. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants are included as ordinary income by the recipient at the time of receipt and will in general be deductible by our company.

Recommendation

   The board of directors believes that the proposal to amend the equity incentive plan to increase the annual limit on awards to 500,000 shares is in the best interests of our company and stockholders. The board of directors recommends that the stockholders vote FOR the approval of the amendment. Proxies will be voted FOR approval of the amendment unless you mark your proxy to the contrary.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors retained Arthur Andersen LLP as independent public accountants for the fiscal year ended December 29, 2001. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The continuing engagement of Arthur Andersen LLP as our independent public accountants is subject to ongoing review by our board of directors in light of recent events.

   During fiscal 2001, we retained Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees

   Arthur Andersen LLP billed us an aggregate of $228,200 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and their review of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended December 29, 2001.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not render any professional services to our company or our affiliates for the fiscal year ended December 29, 2001, in connection with the design and implementation of financial information systems.

All Other Fees

   Arthur Andersen LLP billed us an aggregate of $55,100 in fees for other services rendered to our company and our affiliates for the fiscal year ended December 29, 2001. Of this amount, $33,600 in fees were considered audit related, and were primarily related to statutory audits of our foreign subsidiaries and consultation on accounting matters. The remaining $21,500 in fees were related to tax and other routine professional services.

                                 OTHER ACTION

   We are not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be included in the proxy statement and form of proxy relating to our 2003 annual meeting of stockholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 20, 2002. In addition, our by-laws contain an advance notice provision that requires stockholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934) to comply with the advance notice provision. The advance notice provision requires that stockholders give timely written notice to our secretary of their proposal. To be timely, notices must be delivered to our secretary at our principal executive office not less than 60 nor more than 75 days before the first anniversary of the date the company mailed its proxy materials the prior year. Accordingly, a stockholder who intends to present a proposal at the 2003 annual meeting of stockholders must provide written notice of the proposal to our secretary after February 3, 2003, and before February 18, 2003. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the U.S. Securities and Exchange Commission.

                            SOLICITATION STATEMENT

   The cost of this solicitation of proxies will be borne by our company. Solicitation will be made primarily by mail, but our regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names, and we will reimburse such parties for their reasonable charges and expenses.

Acton, Massachusetts
April 16, 2002







                                                                     [GRAPHIC]





                                                                   Recycled
                                                                 Symbol

                                 FORM OF PROXY

                                  KADANT INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints William A. Rainville, Thomas M. O'Brien and Jonathan W. Painter, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Kadant Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 16, 2002, at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 9, 2002, with all of the powers the undersigned would possess if personally present at such meeting:

           (IMPORTANT--TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                               [X] Please mark your
                                   votes as in this
                                   example.

1. Election of one director to the class to be elected for a three-year term expiring in 2005.

   Nominee:  John M. Albertine

                      FOR [_]          WITHHELD [_]

FOR all nominees listed above, except authority to vote withheld for the following nominees (if any):

--------------------------------------------------------------------------------

2. A proposal recommended by our board of directors to amend our equity incentive plan to increase the annual limit on the potential size of individual awards to 500,000 shares.

          FOR [_]                 AGAINST [_]               ABSTAIN [_]

3. In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

              SIGNATURE(S)___________   DATE___________________

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                   KADANT INC.

                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                   ------------------------------------------

1.   Purpose
     -------

     The purpose of this Equity Incentive Plan (the "Plan") is to secure for Kadant Inc. (the "Company") and its Stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants to, the Company and its subsidiaries or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity-based interests, equity-based incentives or performance-based stock incentives in the Company, or any combination thereof ("Awards").

2.   Administration
     --------------

     The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have full power to interpret and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and Awards, and full authority to select the persons to whom Awards will be granted ("Participants"), determine the type and amount of Awards to be granted to Participants (including any combination of Awards), determine the terms and conditions of Awards granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts), waive compliance by a participant with any obligation to be performed by him or her under an Award, waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant, grant replacement Awards, accelerate the vesting or lapse of any restrictions of any Award, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award and adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time. Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No Director shall be liable for any action or determination made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the "Committee") appointed by the Board and consisting of members of the Board. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

3.   Effective Date
     --------------

     The Plan shall be effective as of the date first approved by the Board, subject to the approval of the Plan by the Compnay's stockholders. Grants of Awards under the Plan made prior to such approval shall be effective when made (unless otherwise specified by the Board at the time of grant), but shall be conditioned on and subject to such approval of the Plan.

4.   Shares Subject to the Plan
     --------------------------

     Subject to adjustment as provided in Section 10.6, the total number of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), reserved and available for distribution under the Plan shall be 2,050,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     If any Award of shares of Common Stock requiring exercise by the Participant for delivery of such shares expires or terminates without having been exercised in full, is forfeited or is otherwise terminated without a payment being made to the Participant in the form of Common Stock, or if any shares of Common Stock subject to restrictions are repurchased by the Company pursuant to the terms of any Award or are otherwise reacquired by the Company to satisfy obligations arising by virtue of any Award, such shares shall be available for distribution in connection with future Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code.

5.   Eligibility
     -----------

     Employees, officers and directors of, and consultants to, the Company and its subsidiaries, or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries shall be eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last sentence of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.

6.   Types of Awards
     ---------------

     The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant; provided however that the maximum number of shares permitted to be granted under any Award or combination of Awards to any Participant during any one calendar year may not exceed 500,000 shares of Common Stock, subject to adjustment as provided under Section 10.6.

     An Award shall be made at the time specified by the Board, shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under federal tax laws or regulations or the federal securities laws relating to the type of Award granted.

     Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:

     6.1       Options
               -------

     An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options ("incentive stock options") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to meet the requirements of
Section 422 of the Code ("non-statutory options").

     6.1.1     Option Price. The price at which Common Stock may be purchased
               ------------
upon exercise of an option shall be determined by the Board, provided however,
                                                             -------- -------
the exercise price shall not be less than 85% of the fair market value per share of Common Stock as of the date of grant.

     6.1.2     Option Grants. The granting of an option shall take place at the
               -------------
time specified by the Board. Options shall be evidenced by option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including but not limited to vesting and forfeiture provisions, acceleration, change of control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or non-statutory option.

     6.1.3     Option Period. An option will become exercisable at such time or
               -------------
times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify. The option agreements shall specify the terms and conditions applicable in the event of an option holder's termination of employment during the option's term.

     Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any additional documents required by the Board and (2) payment in full in accordance with
Section 6.1.4 for the number of shares for which the option is exercised.

     6.1.4     Payment of Exercise Price. Stock purchased on exercise of an
               -------------------------
option shall be paid for as follows: (1) in cash or by check (subject to such guidelines as the Company may establish for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the option (or in the case of a non-statutory option, by the Board at or after grant of the option), (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (unless the Board expressly approves a shorter period) and that have a fair market value (determined in accordance with procedures prescribed by the Board) equal to the exercise price, (ii) by delivery of a promissory note of the option holder to the Company, payable on such terms as are specified by the Board, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

     6.1.5     Buyout Provision. The Board may at any time offer to buy out for
               ----------------
a payment in cash, shares of Common Stock, deferred stock or restricted stock, an option previously granted, based on such terms and conditions as the Board shall establish and communicate to the option holder at the time that such offer is made.

     6.1.6     Special Rules for Incentive Stock Options. Each provision of the
               -----------------------------------------
Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The exercise price of an incentive stock option shall not be less than 100% (110% in the case of an incentive stock option granted to a more than ten percent Stockholder of the Company) of the fair market value of the Common Stock on the date of grant, as determined by the Board. An incentive stock option may not be granted after the tenth anniversary of the date on which the Plan was adopted by the Board and the latest date on which an incentive stock option may be exercised shall be the tenth anniversary (fifth anniversary, in the case of any incentive stock option granted to a more than ten percent Stockholder of the Company) of the date of grant, as determined by the Board.

     6.2       Restricted and Unrestricted Stock
               ---------------------------------

     An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price subject to restrictions specified in the instrument evidencing the Award.

     6.2.1     Restricted Stock Awards. Awards of restricted stock shall be
               -----------------------
evidenced by restricted stock agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restriction and forfeiture provisions, change of control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable.

     6.2.2     Restrictions. Until the restrictions specified in a restricted
               ------------
stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

     6.2.3     Rights as a Stockholder. A Participant who acquires shares of
               -----------------------
restricted stock will have all of the rights of a Stockholder with respect to such shares including the right to receive dividends and to vote such shares. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

     6.2.4     Purchase Price. The purchase price of shares of restricted stock
               ---------------
shall be determined by the Board, in its sole discretion.

     6.2.5     Other Awards Settled With Restricted Stock. The Board may provide
               ------------------------------------------
that any
or all the Common Stock delivered pursuant to an Award will be restricted stock.

     6.2.6     Unrestricted Stock. The Board may, in its sole discretion, sell
               ------------------
to any Participant shares of Common Stock free of restrictions under the Plan for a price determined by the Board, but which may not be less than the par value per share of the Common Stock.

     6.3       Deferred Stock
               --------------

     6.3.1     Deferred Stock Award. A deferred stock Award entitles the
               --------------------
recipient to receive shares of deferred stock, which is Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place.

     6.3.2     Other Awards Settled with Deferred Stock. The Board may, at the
               ----------------------------------------
time any Award described in this Section 6 is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the right to future delivery of deferred stock.

     6.4       Performance Awards
               ------------------

     6.4.1     Performance Awards. A performance Award entitles the recipient to
               ------------------
receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     6.4.2     Other Awards Subject to Performance Conditions. The Board may, at
               ----------------------------------------------
the time any Award described in this Section 6 is granted, impose a condition or conditions (in addition to any conditions specified or authorized in this Section 6 of the Plan) that performance goals be met prior to the Participant's realization of any payment or benefit under the Award.

7.   Purchase Price and Payment
     --------------------------

     Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.   Loans and Supplemental Grants
     -----------------------------

     The Company may make a loan to a Participant, either on or after the grant to the Participant of any Award, in connection with the purchase of Common Stock under the Award or with the payment of any obligation incurred or recognized as a result of the Award. The Board will have full authority to decide whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven.

     In connection with any Award, the Board may at the time such Award is made or at a later date, provide for and make a cash payment to the participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax or ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the participant's income tax liabilities arising from all payments under the Plan.

9.   Change in Control
     -----------------

     9.1       Impact of Event
               ---------------

     In the event of a "Change in Control" as defined in Section 9.2 or Section 9.3, as applicable, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 9.2 and Section 9.3 below). If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, (i) each outstanding stock option or other stock-based Award awarded under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and vested, and will no longer be subject to a right of repurchase by the Company, (ii) each outstanding restricted stock award or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) deferral limitations and conditions that relate solely to the passage of time, continued employment or affiliation will be waived and removed as to deferred stock Awards and performance Awards; performance of other conditions (other than conditions relating solely to the passage of time, continued employment or affiliation) will continue to apply unless otherwise provided in the agreement evidencing the Award or in any other agreement between the Participant and the Company or unless otherwise agreed by the Board.

     9.2       Definition of "Change in Control" Prior to the Spin-Off
               -------------------------------------------------------

     "Change in Control" means an event or occurrence set forth in any one or
      -----------------
more of subsections (a) through (d) below that occurs prior to the distribution of all or substantially all of the shares of Common Stock held beneficially by Thermo Electron Corporation in a tax-free spin-off under Section 355 of the Code (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of Thermo Electron Corporation ("Thermo Electron") if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either
(i) the then-outstanding shares of common stock of Thermo Electron (the "Outstanding TMO Common Stock") or (ii) the combined voting power of the then-outstanding securities of Thermo Electron entitled to vote generally in the election of directors (the "Outstanding TMO Voting Securities"); provided,
                                                                 --------
however, that for purposes of this subsection (a), the following acquisitions
-------
shall not constitute a Change in Control: (i) any acquisition by Thermo Electron, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Thermo Electron or any corporation controlled by Thermo Electron, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

     (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of Thermo Electron (the "Thermo Board") (or, if applicable, the Board of Directors of a successor corporation to Thermo Electron), where the term "Continuing Director" means at any date a member of the Thermo Board (i) who was a member of the Thermo Board as of July 1, 1999 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Thermo Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall
                                            --------  -------
be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Thermo Board; or

     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or a sale or other disposition of all or substantially all of the assets of Thermo Electron in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Thermo Electron or substantially all of Thermo Electron's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Thermo Electron or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

     (d) approval by the stockholders of Thermo Electron of a complete liquidation or dissolution of Thermo Electron.

     9.3       Definition of "Change in Control" Upon Spin-Off
               -----------------------------------------------

     "Change in Control" means an event or occurrence set forth in any one or
      -----------------
more of subsections (a) through (d) below that occurs on or after the distribution of all or substantially all of the shares of Common Stock held beneficially by Thermo Electron Corporation in a tax-free spin-off under Section 355 of the Code (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection)(references to Section 9.2 in written option agreements shall be deemed to refer to this Section 9.3 after the date of said spin-off):

     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following
--------  -------
acquisitions of shares of Common Stock shall not constitute a Change in Control:
(i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

     (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board as of May 23, 1994 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall
                                            --------  -------
be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

     (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10.  General Provisions
     ------------------

     10.1      Documentation of Awards
               -----------------------

     Awards will be evidenced by written instruments, which may differ among Participants, prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters or similar instruments which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the requirements of the Plan and may contain such other provisions (including provisions relating to events of merger, consolidation, dissolution and liquidations, change of control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.

     10.2      Rights as a Stockholder
               -----------------------

     Except as specifically provided by the Plan or the instrument evidencing the Award, the receipt of an Award will not give a Participant rights as a Stockholder with respect to any shares covered by an Award until the date of issue of a stock certificate to the participant for such shares.

     10.3      Conditions on Delivery of Stock
               -------------------------------

     The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the participant's legal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     10.4      Tax Withholding
               ---------------

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit the participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

     10.5      Transferability of Awards
               -------------------------

     Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, determine the extent to which Awards granted to a Participant shall be transferable, and such provisions permitting or acknowledging transfer shall be set forth in the written agreement evidencing the Award executed and delivered by or on behalf of the Company and the Participant.

     10.6      Adjustments in the Event of Certain Transactions
               ------------------------------------------------

     (a) In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above and the participant limit set forth in Section 6, and (ii) appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change.

     (b) In the event of any recapitalization, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make appropriate adjustments to outstanding Awards to avoid distortion in the operation of the Plan.

     10.7      Employment Rights
               -----------------

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.

     Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.

     10.8      Other Employee Benefits
               -----------------------

     The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

     10.9      Legal Holidays
               --------------

     If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     10.10     Foreign Nationals
               -----------------

     Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

     10.11     Governing Law
               -------------

         The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

11.  Termination and Amendment
     -------------------------

     The Plan shall remain in full force and effect until terminated by the Board. Subject to the last sentence of this Section 11, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards. No amendment of the Plan or any agreement evidencing Awards under the Plan may adversely affect the rights of any participant under any Award previously granted without such participant's consent.